California’s Simplicity Bancorp to Merge with HomeStreet, Inc.

SEATTLE, Wash. & COVINA, Calif.—September 29, 2014—HomeStreet, Inc. (NASDAQ:HMST) (“HomeStreet”) has entered into a definitive agreement under which Simplicity Bancorp, Inc. (NASDAQ:SMPL) (“Simplicity”), a Maryland corporation and savings and loan holding company, will merge with HomeStreet, and Simplicity Bank, a federally chartered savings bank institution, will merge with HomeStreet’s subsidiary, HomeStreet Bank. The merger is subject to customary closing conditions, including shareholder and regulatory approvals.

HomeStreet and Simplicity management will conduct a joint investor call on the proposed transaction on Tuesday, September 30, 2014 at 1:00 p.m. Eastern Time. Interested parties may join the call by dialing 1-877-508-9589. A rebroadcast will be available approximately one hour after the call by dialing 1-877-344-7529 and entering passcode 10053094. An investor presentation detailing the transaction is available on our website at http://ir.homestreet.com.

Under the terms of the 100% stock agreement, Simplicity stockholders are expected to receive one share of HomeStreet common stock for each share owned of Simplicity common stock, subject to adjustment if HomeStreet’s closing stock price during a specified measurement period prior to closing is more than $20 or less than $15 per share.

On a pro forma basis, the combined company will have approximately $4.1 billion in assets, total deposits of approximately $3.1 billion, and total loans of approximately $3.1 billion (based on 6/30/14 balances). At the time of the anticipated closing, the combined company is expected to have a network of more than 100 retail deposit branches and stand-alone lending centers in six states.

The proposed transaction was approved by the boards of both companies and is expected to close in the first quarter of 2015, subject to certain conditions set forth in the merger agreement.

Simplicity Bank is headquartered in Covina, Calif. and operates seven retail bank branches in Los Angeles and San Bernardino counties. Simplicity has approximately $870 million in assets, total net loans of more than $700 million and total deposits exceeding $650 million as of June 30, 2014. Upon completion of the mergers, Simplicity Bank branches will become HomeStreet Bank branches.

“Our two companies complement each other well in products, service standards, culture and commitment to our communities,” said HomeStreet President and CEO Mark K. Mason. “We believe Simplicity Bank’s strong Southern California retail franchise, with nearly 60,000 deposit accounts, and HomeStreet’s growing regional consumer mortgage, residential construction and commercial real estate businesses will prove to be a great match for our customers and our companies. We will work closely with Simplicity management and employees throughout this process to ensure a smooth transition and uninterrupted, high quality service to customers. Additionally, we believe that HomeStreet Bank, with our long history of exemplary corporate citizenship and community service, will be a welcome addition to the communities currently served by Simplicity Bank. HomeStreet Bank and its employees today support over 200 community agencies in the cities that we serve. We have received numerous awards for our community service and philanthropy and we have an uninterrupted history of “Outstanding” community reinvestment ratings since the enactment of the Community Reinvestment Act.”

“We are very excited about this merger and the opportunities we expect from the combined company. We also believe our customers and communities will be excited about this merger, especially as they become more aware of what the combined organization can offer in expanded products and services and increased community involvement,” said Simplicity President and CEO Dustin Luton. “It is also important for our investors, employees and customers to understand the comprehensive and lengthy process that the Board and management conducted to reach this decision. As a public company, we have consistently sought to meet the financial expectations of the capital markets, provide exceptional service to our customers and support our communities.  We have determined that to meet these goals we need to broaden our customer base as well as expand our geographic footprint and our product and service offerings. In March 2014, we engaged Keefe, Bruyette & Woods, Inc. to assist us in exploring our strategic options. This process, which included assessing various stand-alone strategies, concluded that we needed a larger, stronger platform to make us more efficient and competitive. We conducted a broad-based process to identify a merger partner that would allow us to achieve our goals, and the merger with HomeStreet we believe represents by far the best opportunity for maximizing value for our stockholders and for promoting the interests of our employees, customers and communities.”

MJ Capital Partners, LLC served as financial advisors and Davis Wright Tremaine served as legal advisors to HomeStreet, Inc. Keefe, Bruyette & Woods, Inc. served as financial advisors and Luse Gorman Pomerenk & Schick, PC served as legal advisors to Simplicity Bancorp, Inc.

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Forward-Looking Statements

This press release contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank, Simplicity and Simplicity Bank and their operations, performance, financial conditions and likelihood of success. All statements other than statements of historical fact are forward-looking statements. In particular, statements about the timing and likelihood of the consummation of the acquisitions, shareholder approvals, regulatory approvals, the successful integration of their employees and customers and anticipated size and value of the combined entity, as well as statements that anticipate these events, are forward looking in nature. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond HomeStreet’s and Simplicity’s control. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.
We caution readers that a number of factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Among other things, our ability to obtain federal and state regulatory approval, our ability of each of Simplicity and HomeStreet to obtain required shareholder approvals, our ability to retain the assets and customers related to this merger, our ability to realize the revenue enhancements and other benefits expected from these transactions, and our ability to successfully integrate the two institutions, may be limited due to future risks and uncertainties including, but not limited to, changes in general economic conditions that impact our markets and our business, actions by the Federal Reserve affecting monetary and fiscal policy, regulatory and legislative actions that may constrain our ability to do business, and the competitive environment. A discussion of the factors that we recognize to pose risk to the achievement of our business goals and our operational and financial objectives more generally is contained in Simplicity’s Annual Report on Form 10-K for the year ended June 30, 2014 and HomeStreet’s Quarterly Report on Form 10-Q for the period ended June 30, 2014. These factors are updated from time to time in our filings with the Securities and Exchange Commission, and readers of this release are cautioned to review those disclosures in conjunction with the discussions herein.
ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT
The merger will require the approval of Simplicity’s stockholders, and the issuance of shares comprising the merger consideration will require the approval of HomeStreet’s shareholders. This announcement is not a recommendation in favor of a vote on the transaction or on the issuance of shares in the transaction, nor is it a solicitation of proxies in connection with any such vote. HomeStreet and Simplicity will file a joint proxy statement and other relevant documents with the SEC in connection with the merger. The parties also will apply for registration of the HomeStreet shares to be issued in the transaction following a fairness hearing to be convened by the Commissioner of the California Department of Business Oversight. Details about the fairness hearing, including a formal notice of the hearing, will be published and made available to Simplicity stockholders in accordance with Section 25142 of the California Corporations Code.
SHAREHOLDERS OF SIMPLICITY AND HOMESTREET ARE ADVISED TO READ THE JOINT PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AS WELL AS THE FAIRNESS HEARING NOTICE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AND THE CALIFORNIA DEPARTMENT OF BUSINESS OVERSIGHT, IN ADDITION TO ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
The joint proxy statement, fairness hearing notice, and other relevant materials (when they become available), and any other documents filed with or furnished to the SEC by HomeStreet or Simplicity with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of these documents by contacting the Corporate Secretary of HomeStreet at 800-654-1075 or the Corporate Secretary of Simplicity at 800-524-2274.

HomeStreet and Simplicity and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Simplicity and HomeStreet shareholders in connection with the proposed merger. Information concerning such participants’ ownership of Simplicity and HomeStreet common shares will be set forth in the joint proxy statement relating to the merger when it becomes available. This communication does not constitute an offer to sell, or a solicitation of an offer to buy, any securities.
About HomeStreet, Inc.
HomeStreet, Inc. (NASDAQ:HMST) is a diversified financial services company headquartered in Seattle, Washington, and the holding company for HomeStreet Bank, a state-chartered, FDIC-insured savings bank. HomeStreet Bank offers consumer and business banking, mortgage lending, commercial real estate and residential construction financing, private banking, investment and insurance products and services in the Western United States and Hawaii. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com

About Simplicity Bancorp, Inc.

Simplicity Bancorp, Inc. is the parent corporation for Simplicity Bank, a federally chartered savings bank headquartered in Covina, California. The Bank operates seven branches in California, as well as a statewide network of 45 ATMs.

HomeStreet, Inc.
Terri Silver, 206-389-6303
VP, Investor Relations & Corporate Communications
terri.silver@homestreet.com
http://ir.homestreet.com

Simplicity Bancorp, Inc.
Dustin Luton, President and Chief Executive Officer
Jean M. Carandang, Chief Financial Officer
(626) 339-9663 x1207
www.simplicitybancorp.com